Exhibit 4.5

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of April 4, 2024, and shall be effective as of the Closing (defined below), by and among (i) Zooz Power Ltd., an Israeli company (the “Company”), (ii) Keyarch Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), (iii) Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”) and (iv) EarlyBirdCapital, Inc. (“EBC”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Registration Rights Agreement (as defined below) (and if such term is not defined in the Registration Rights Agreement, then in the Business Combination Agreement (as defined below)).

RECITALS

WHEREAS, SPAC and the Sponsor are parties to that certain Registration Rights Agreement, dated as of January 24, 2022 (the “Original Agreement” and, as amended by this Amendment, the “Registration Rights Agreement”), pursuant to which SPAC granted certain registration rights to the Sponsor and EBC with respect to SPAC’s securities;

WHEREAS, on July 30, 2023, (i) the Company, (ii) Zooz Power Cayman, a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (“Merger Sub”), (iii) SPAC, and (iv) Keyarch Global Sponsor Limited entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, (i) SPAC shall become a wholly-owned subsidiary of the Company, (ii) each issued and outstanding ordinary share of SPAC immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive the SPAC Shares Merger Consideration (iii) the Company shall, under certain circumstances, issue to Holder Earnout Shares following the Closing upon and subject to the achievement of Earnout Milestone(s) in accordance with the terms set forth in the Business Combination Agreement (which shall be issued concurrently with the release of the pro-rata portion of the Remaining Sponsor Shares from escrow pursuant to the terms of the Escrow Agreement), and (iv) the Company’s Ordinary Shares and the Company Public Warrants shall be listed for trading on the NASDAQ under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law;

WHEREAS, the parties hereto desire to amend the Original Agreement to add the Company as a party to the Registration Rights Agreement and to revise certain terms thereof in order to reflect the transactions contemplated by the Business Combination Agreement, including the issuance of the Company Ordinary Shares and assumption of the SPAC Warrants thereunder; and

WHEREAS, pursuant to Section 6.7 of the Original Agreement, no amendment to the Original Agreement shall be binding upon any party unless executed in writing by such party.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of the Company as a Party to the Registration Rights Agreement. The parties hereby agree to add the Company as a party to the Registration Rights Agreement. The parties further agree that, from and after the Closing, all of the rights and obligations of SPAC under the Registration Rights Agreement shall be, and hereby are, assigned and delegated to and assumed by the Company as if it were the original “Company” party thereto. By executing this Amendment, the Company hereby agrees to be bound by and subject to all of the terms and conditions of the Registration Rights Agreement, including from and after the Closing as if it were the original “Company” party thereto, and all other parties agree comply with all obligations under the Registration Rights Agreement, and be bound by and subject to all of the terms and conditions of the Registration Rights Agreement, including from and after the Closing towards the Company as if it were the original “Company” party thereto .

2. Amendments to Registration Rights Agreement. The Parties hereby agree to the following amendments to the Registration Rights Agreement:

(a) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Registration Rights Agreement as if they were set forth therein.

(b) The parties hereby agree that the term “Registrable Security” shall include any Company Ordinary Shares issued by the Company to the Investors under the Business Combination Agreement in the Merger for its Registrable Securities of SPAC, and any SPAC Warrants assumed by the Company in connection therewith and any Company Ordinary Shares issuable upon exercise or conversion of such Company Warrants and any other securities of the Company or any successor entity issued to the Investor in consideration of (including as a stock split, dividend or distribution) or in exchange for any of such securities. The parties also agree that any reference in the Registration Rights Agreement to “Ordinary Shares” will instead refer to Company Ordinary Shares, and any other securities of the Company or any successor entity issued in consideration of (including as a stock split, dividend, distribution, recapitalization, or similar event or otherwise) or in exchange for any of such securities.

(c) The parties hereby agree that the term “Registrable Security” shall include an additional event pursuant to which securities shall cease to be Registrable Securities: “(E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction”.

Section 6.3 of the Registration Rights Agreement is hereby amended to add the following address for notices to the Company under the Registration Rights Agreement: “Zooz Power Ltd., attn: ruth.smadja@zoozpower.com Facsimile No.: +972 8-6425032 Telephone No.: +972 8-6805566 Email: ruth.smadja@zoozpower.com”

Effectiveness. This Amendment shall become effective upon the Merger Effective Time. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

3. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Registration Rights Agreement in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Registration Rights Agreement, as amended by this Amendment (or as the Registration Rights Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement, including Sections 6.11 thereof.

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this First Amendment to Registration Rights Agreement as of the date first above written.

The Company:

ZOOZ POWER LTD.

By:
Name:
Title:

Sponsor:

KEYARCH GLOBAL SPAC LIMITED

By:
Name:
Title:
SPAC:

KEYARCH ACQUISITION CORPORATION

By:
Name:
Title:

EARLYBIRDCAPITAL, INC.

By:
Name:
Title:

[Signature Page to First Amendment to Registration Rights Agreement]